SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           COMMUNITY BANKSHARES, INC.
             (Exact name of Registrant as specified in its charter)

      South Carolina                       6711                    57-0840351
(State or other jurisdiction      (Primary Standard Industrial  (I.R.S. Employer
of incorporation or organization)  Classification Code No.)  Identification No.)

                              791 Broughton Street
                        Orangeburg, South Carolina 29115
                                 (803) 535-1060
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                               WILLIAM W. TRAYNHAM
                                    President
                           Community Bankshares, Inc.
                              791 Broughton Street
                        Orangeburg, South Carolina 29115
                                 (803) 535-1060
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:

                            GEORGE S. KING, JR., ESQ.
                           SUZANNE HULST CLAWSON, ESQ.
                                1426 Main Street
                         Columbia, South Carolina 29201
                                 (803) 779-3080

Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [x]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form if filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                          CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                Proposed maximum        Proposed maximum
           Title of securities             Amount to             offering price             aggregate                Amount of
             to be registered            be registered            per unit (1)          offering price(1)        registration fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock (no par value)                 300,000                   $12.00              $3,600,000                $1,241.38
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Registrant's common stock reported on the American Stock Exchange on December 18, 1996.

PROSPECTUS

                           COMMUNITY BANKSHARES, INC.
                              791 Broughton Street
                        Orangeburg, South Carolina 29115
                                 (803) 535-1060

                              DIVIDEND REINVESTMENT
                                       AND
                         SHAREHOLDER STOCK PURCHASE PLAN



        The Dividend Reinvestment and Shareholder Stock Purchase Plan (the "Plan") of Community Bankshares, Inc. (the "Company") provides holders of shares of Common Stock, no par value ("Common Stock"), of the Company with a simple and convenient way to invest cash dividends, as well as up to $3,000.00 in cash each year, in additional shares of Common Stock without payment of any brokerage commission or service charge.

        The Plan is administered by Registrar and Transfer Company (the "Administrator"). Shares of the Company's Common Stock may be purchased by the Administrator for the Plan either in the open market or from the Company. The Company bears all costs of administering the Plan.

        The Common Stock is listed on the American Stock Exchange.

        The Plan does not represent a change in the Company's dividend policy, which will continue to depend upon future earnings, financial requirements and other factors. Stockholders who do not wish to participate in the Plan will receive dividends, as declared, by check as usual.

        This Prospectus relates only to authorized and unissued shares of Common Stock of the Company registered for purchase from the Company under the Plan. As of December 20, 1996, the Company had 300,000 authorized shares of its Common Stock registered for purchase under the Plan. It is recommended that this Prospectus be retained for future reference.

        INVESTMENT IN THE COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" -- PAGE 4.




                   THESE SECURITIES HAVE NOT BEEN APPROVED OR
                   DISAPPROVED BY THE SECURITIES AND EXCHANGE
                COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                The date of this prospectus is December 20, 1996.

                                                 TABLE OF CONTENTS

                                                                           Page
AVAILABLE INFORMATION.......................................................  2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................  2

RISK FACTORS................................................................  3
        Regulatory Restrictions On Dividends................................  3
        Industry Developments...............................................  3
        Market for the Shares...............................................  3
        Certain Provisions of the Articles of Incorporation.................  3
        Competition.........................................................  3
        Loan Losses; Capital Deficiency.....................................  4
        Governmental Regulation of the Financial Services Industry..........  4
        Monetary Policy and Other Economic Factors..........................  4

DESCRIPTION OF THE PLAN.....................................................  4
        PURPOSE.............................................................  5
        ADVANTAGES..........................................................  5
        ADMINISTRATION......................................................  5
        PARTICIPATION.......................................................  5
        CASH CONTRIBUTIONS..................................................  7
        PURCHASES...........................................................  7
        COSTS ..............................................................  9
        REPORTS TO PARTICIPANTS.............................................  9
        DIVIDENDS...........................................................  9
        CERTIFICATES FOR SHARES.............................................  9
        TERMINATION OF PARTICIPATION OR
        WITHDRAWAL OF SHARES FROM THE PLAN.................................. 10
        OTHER INFORMATION................................................... 12

USE OF PROCEEDS............................................................. 14

LEGAL MATTERS............................................................... 14

EXPERTS .................................................................... 14

INDEMNIFICATION............................................................. 14

APPENDIX I - COMMUNITY BANKSHARES, INC. DIVIDEND REINVESTMENT
AND SHAREHOLDER STOCK PURCHASE PLAN......................................... 15

APPENDIX II - AUTHORIZATION FORM............................................ 22

        No dealer, salesman or other person has been authorized to give any information or to make any representations other than as contained herein, and, if given or made, such information or representations must not be relied upon as having been authorized. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date of this Prospectus. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

                              AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048, and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of such material can be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov. Such material can also be inspected at the Offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

        The Company has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), relating to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. The Registration Statement may be inspected and copied, at prescribed rates, at the public reference facilities maintained by the Commission at the principal or regional offices of the Commission at the addresses listed above.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents heretofore filed by the Company with the Commission are incorporated herein by reference:

        (a)   Annual Report on Form 10-KSB for the year ended December 31, 1995;

        (b) Quarterly Reports on Forms 10-QSB for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996; and

        (c)   Description  of  the  Company's   Common  Stock  in   Registration
              Statement on Form 8-A, and any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this Offering shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference will be deemed to be modified or superseded for the purpose of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        This Prospectus incorporates documents by reference which are not contained herein or delivered herewith. The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated into this Prospectus and deemed to be part hereof (other than exhibits to such documents unless such exhibits are specifically incorporated by reference). Written requests should be directed to Mr. William W. Traynham, President, Community Bankshares, Inc., 791 Broughton Street, Orangeburg, South Carolina 29115. Telephone requests may be directed to Mr. Traynham at (803) 535-1060.

                                  RISK FACTORS

        Prospective purchasers should consider carefully the following Risk Factors as well as the other information contained in this Prospectus.

Regulatory Restrictions On Dividends

        Because the Company's principal operations are conducted through its subsidiaries, Orangeburg National Bank and Sumter National Bank (the "Banks"), it generates cash to pay dividends primarily through dividends paid to it by the Banks. The Banks' ability to pay dividends to the Company and the Company's ability to pay dividends on its Common Stock are, therefore, subject to and limited by certain legal and regulatory restrictions.

Industry Developments

        In the recent past, certain legislation has been enacted which could have a dramatic effect on both the costs of doing business and the competitive factors facing the financial institutions industry. Additional such legislation is constantly being considered by Congress. The Company is unable at this time to calculate the impact, if any, of future legislation on its financial condition or operations.

Market for the Shares

        Although the Common Stock has recently been listed on the American Stock Exchange, the Common Stock is not widely traded and is not expected to be widely traded in the near future.

Certain Provisions of the Articles of Incorporation

        The Company's Articles of Incorporation include several provisions that may have the effect of discouraging or preventing hostile take-over attempts, and thus of making the removal of incumbent management difficult. The provisions include staggered terms for the Board of Directors and requirements of super-majority votes to approve certain business transactions. To the extent that these provisions are effective in discouraging or preventing take-over attempts, they may tend to reduce the market price for the Company's Common Stock.

Competition

        The Banks encounter strong competition from established financial institutions operating in the Sumter and Orangeburg, South Carolina areas. In addition, established financial institutions not currently operating in the Banks' market areas may, under South Carolina law, open branches in the Banks' market areas at future dates. In the conduct of certain aspects of their banking business, the Banks also compete with savings and loan associations, credit unions, mortgage banking firms, consumer finance companies, insurance companies, money market mutual funds and other financial institutions, some of which are not subject to the same degree of regulation as the Banks. Many of these competitors have substantially greater resources and lending limits than the Banks and offer certain services, such as extensive and established branch networks, trust services and international banking services, that the Banks do not provide. Although the Company believes that the Banks will be able to compete effectively with these institutions through the use of personalized service, loan participations and other techniques, no assurances can be given in this regard.

Loan Losses; Capital Deficiency

        The Banks lend a substantial portion of their capital and deposits to individual and commercial borrowers. The Banks' managements endeavor to make all efforts to be prudent in making such loans, but some loan losses are unavoidable. Changes in the economy both at the national and local levels and other factors, both unpredictable and outside the control of the Banks, could affect the ability of borrowers to repay their loans. It is possible that, collectively, defaults by the Banks' borrowers could be large enough to impair the ability of the Banks to continue their operations. Loan losses and other losses might reduce the Banks' capital below the level required by the Office of the Comptroller of the Currency and the National Bank Act which could result in either or both of the Banks being placed in receivership by the Office of the Comptroller of the Currency and in a partial or complete loss of the Company's equity in the Banks.

Governmental Regulation of the Financial Services Industry

        During the past few years, significant legislative and regulatory deregulation of certain aspects of the financial services industry has taken place. Nonbanking financial institutions, such as securities brokerage firms, insurance companies and money market funds, are now permitted to offer services which compete directly with services offered by banks. At the same time, the services which banks are permitted to offer have been expanded, and restrictions have been reduced on the rates of interest that banks may pay on deposits. The Banks' profitability is largely dependent upon the rate differential between the interest earned by the Banks on loans to customers and the rate of return on the Banks' investments, and the interest paid by the Banks on deposits and other liabilities. While deregulation and increasing competition may result in the Banks' paying increased interest rates to obtain deposits, a comparable increase in interest rates on their loans and the rate of return on their investments may not be attainable, resulting in reduced "spread" and lower earnings or higher losses.

Monetary Policy and Other Economic Factors

        Changes in governmental economic and monetary policy may affect the ability of the Banks to attract deposits and make loans. The rates of interest payable on deposits and chargeable on loans are affected by governmental regulation and fiscal policy as well as by national, state, and local economic conditions. Furthermore, because the Banks will for the foreseeable future operate in a limited geographic area, the Company's ability to operate profitably will depend significantly upon the economies of the Orangeburg County and Sumter County market areas.

                             DESCRIPTION OF THE PLAN

        The following is a summary description, in question and answer format, of the provisions of the Dividend Reinvestment and Shareholder Stock Purchase Plan and is qualified by reference to the plan, which is attached hereto as Appendix I.

PURPOSE

1.      What is the purpose of the Plan?

        The purpose of the Plan is to provide holders of Common Stock of the Company a convenient means of increasing their investment in the Company, through regular reinvestment of cash dividends and investment of cash contributions, if any, in additional shares of Common Stock. To the extent shares are purchased for the Plan directly from the Company, the Plan also provides the Company with an additional source of equity funds.

        The Plan offers participants the following alternatives: (a) to have cash dividends on shares of Common Stock enrolled in the Plan automatically reinvested in additional Common Stock; (b) to have cash dividends on shares of Common Stock enrolled in the Plan plus cash contributions of not less than $250 a year and up to $3,000 a year invested in additional shares of Common Stock.

ADVANTAGES

2.      What are the advantages of the Plan?

        Participants may purchase Common Stock of the Company without paying any commission or service charge in connection with purchases under the Plan. Full investment of funds is possible under the Plan because the Plan permits fractions of shares, as well as full shares, to be credited to participants' accounts. In addition, dividends with respect to such fractions, as well as full shares, are credited to participants' accounts. Regular statements of account provide each participant with a record of each transaction.

ADMINISTRATION

3.      Who administers the Plan for participants?

        Registrar and Transfer Company (the "Administrator"), administers the Plan for participants, purchases Common Stock for the Plan using cash dividends paid on enrolled shares and additional cash contributions of participants, maintains records, sends statements of account to participants and performs other duties relating to the Plan. Shares of Common Stock purchased under the Plan will be registered in the name of the Administrator or one of its nominees as agent for participants in the Plan.

PARTICIPATION

4.      Who is eligible to participate?

        All holders of record of Common Stock are eligible to participate in the Plan with respect to a portion of or all of the shares of Common Stock owned of record by them. Beneficial owners of Common Stock whose shares are held for them in registered names other than their own, such as in the names of brokers, bank nominees or trustees, should, if they wish such shares to participate in the Plan, either arrange for the holder of record to join the Plan or have the shares transferred into their own names. The Company reserves the right to deny participation in the Plan to any person if, in the sole judgment of the Company, the cost of complying with laws and rules to permit the person to participate would be unduly burdensome.

5.      How does an eligible stockholder participate?

        To participate in the Plan, a stockholder of record must complete an Authorization Form and return it to the Administrator. Authorization Forms will be provided from time to time to the holders of Common Stock, and may be obtained at any time by written request to Registrar and Transfer Company, 10 Commerce Drive, Cranford, N.J. 07016, or by telephoning the Administrator at
(800) 346-6084. Those shareholders who do not wish to participate in the Plan will receive cash dividends, if and as declared, by check.

6.      When may an eligible stockholder join the Plan?

        A stockholder of record may join the Plan at any time. If the Authorization Form is received by the Administrator at least five days before the record date for a dividend payment and the participant elects to reinvest cash dividends paid on shares of Common Stock registered in his name and enrolled in the Plan, such reinvestment of cash dividends will begin with that dividend payment. If the Authorization Form is received after that date, the reinvestment of cash dividends through the Plan will begin with the next succeeding dividend.

7.      What does the Authorization Form provide?

        The Authorization Form, which is attached hereto as Appendix II, allows the shareholder to indicate the extent to which the shareholder desires to participate in the Plan, permits the shareholder to elect to make optional cash payments pursuant to the Plan, and directs the Company to pay to the Administrator for the account of the participating shareholder of record all cash dividends on all shares enrolled in the Plan as well as on the shares credited to the shareholder's account under the Plan. It also appoints the Administrator as agent for the shareholder and directs the agent to apply such cash dividends and any cash contributions made by the shareholder to the purchase of additional shares of Common Stock in accordance with the terms and conditions of the Plan.

8. Do shares purchased or otherwise acquired outside the Plan by a participant automatically participate in the Plan?

        Shares purchased or otherwise acquired by a participant subsequent to enrollment in the Plan only participate in the Plan if the shares are specifically enrolled in the Plan.

9.     May a participant change the amount of participation after enrollment?

        If a participant elects to participate through the reinvestment of dividends on all shares registered in the participant's name but later decides to participate with respect to only a portion of the shares registered in the participant's name, the participant must notify the Plan Administrator in writing to that effect, but such notification must be received no later than five days before a particular dividend record date in order to stop the full reinvestment of the corresponding dividend. (See number 26 below). If a participant elects to participate through the reinvestment of dividends on only a portion of the shares registered in the participant's name but later decides to participate with respect to additional shares, the participant must complete an Authorization Form with respect to such additional shares. The Authorization Form must be received by the Administrator at least five days before a record date to be effective as of such record date.
(See 6 above.)

CASH CONTRIBUTIONS

10.     Who may make cash contributions to purchase Common Stock?

        Only participants in the Plan whose dividends are being reinvested may make cash contributions.

11.     When and how can cash contributions be made?

        Cash contributions of not less than $250 and up to $3,000 may be made by Participants each year. Participants who want to make cash contributions must send their contributions by check to the Plan Administrator at: Registrar and Transfer Company, 10 Commerce Drive, Cranford, N.J. 07016.

        Cash contributions should be made within 30 days prior to the dividend payment date. Cash contributions received by the Administrator less than five business days prior to a dividend payment date will be returned to the participant. Any cash contribution received more than 30 days before a dividend payment date will also be returned to the participant. The Authorization Form attached hereto as Appendix II provides a cash contribution option.

12. Will interest be paid on cash contributions before they are used to purchase shares of Common Stock?

        No. Participants are strongly urged to transmit cash contributions as close as possible to the dividend payment date.

13. May cash contributions be withdrawn before they are used to purchase shares of Common Stock?

        Yes. Cash contributions will be returned to any participant who requests the Administrator, in writing, not later than 48 hours prior to investment of the funds, to return the contribution.

14. Are shares of Common Stock purchased with cash contributions treated differently under the Plan from shares of Common Stock purchased with cash dividends.

        No, they are treated the same.

PURCHASES

15.     When are purchases made?

        Purchases under the Plan are made on each "Investment Date," which is a date no later than 30 days after a cash dividend payment date. Participants will become owners of shares purchased under the Plan as of the Investment Date.

16. What is the purchase price per share of Common Stock purchased under the Plan?

        If shares are purchased through the Plan in the market, the purchases will be made at prevailing market prices. The price to each participant's account will be based upon the average price of all shares of Common Stock so purchased. (See number 17 below).

        If original issue shares are purchased through the Plan from the Company, the price per share at which the shares of the Company's Common Stock will be purchased will be based on the average of the closing prices of the Common Stock on the American Stock Exchange for the five business days immediately preceding the date of purchase from the Company (the "Calculated Market Value"); however, in no event will the Company sell shares to the Plan at a price less than the book value of the Company's stock as of the end of the last month preceding the anticipated sale ("Book Value"). (Book Value of the Company's Common Stock will be calculated by dividing the total of all equity accounts by the total shares of Common Stock outstanding.) The Company is not, in any event, obligated to sell shares of its Common Stock to the Plan if the Board of Directors of the Company determines that it would not be in the best interest of the Company to do so.

        Only the shares that may be sold by the Company to participants under the Plan are the subject of this Prospectus.

17.     How many shares of Common Stock will be purchased for participants?

        The number of shares to be purchased depends on the amount of dividends paid with respect to a participant's enrolled shares, the amount of any cash contributions made to a participant's account, and the prevailing market price or the Calculated Market Value, as applicable, of the Common Stock. A participant's account will be credited with that number of shares, including fractions, equal to the sum of all cash dividends paid on a dividend payment date on all shares enrolled in the Plan by the participant and on all shares held for the benefit of the participant in the Plan, plus cash contributions credited to the participant's account, divided by the average purchase price per share paid for all shares purchased for the Plan during the 30 days following the payment of a single dividend on the Common Stock.

18. How many shares of Common Stock purchased under the Plan will be original issue shares?

        The dividends to be reinvested and cash contributions will in most instances first be used to purchase shares of Common Stock available in the open market. If an insufficient amount or no shares of the Common Stock are available in the open market, the Administrator then plans, to the extent such shares are available under the plan, to purchase from the Company as many original issue shares of its Common Stock as the dividends to be reinvested and cash contributions will purchase and as the Company will agree to sell. The Company has no obligation to sell shares of Common Stock to the Administrator if the Board of Directors of the Company determines it would not be in the Company's best interest to do so.

        If an insufficient number of shares is available to meet the entire reinvestment demand at an investment date, shares shall be purchased first on a pro rata basis from reinvestment of cash dividends. If, after all cash dividends have been reinvested, any shares remain available for purchase, shares shall then be purchased, on a pro rata basis, from cash contributions. If no shares or an insufficient number of shares to meet the entire demand are available for purchase under the Plan, the uninvested dividends will be distributed to Plan participants 30 days after the dividend payment date and any uninvested cash contributions will be returned 30 days after receipt. Although the Common Stock has recently been listed on the American Stock Exchange, it is not heavily traded and it is not likely in the near future that sufficient shares will be available on the market to fully satisfy dividend reinvestment requirements with respect to each dividend payment date.

19. If the Plan Administrator elects to purchase from the Company original issue shares, when will shares of Common Stock be purchased under the Plan?

        Subject to the limitations in 18 above, shares will be purchased from the Company promptly after a determination is made that sufficient shares are not available for purchase in the market on the conditions discussed in 16 and 18 above. In no event will such purchase from the Company be later than 30 days after receipt of the dividend by the Administrator. No interest will be paid on dividends pending reinvestment.

20. If the Plan Administrator elects to make market purchases for the Plan, when will shares of Common Stock be purchased?

        Shares will usually be purchased in the market within ten business days of the Dividend Payment Date, subject to availability of shares in the market and to applicable regulatory restrictions on such purchases. The Plan Administrator will make every reasonable effort to reinvest all dividends promptly after receipt, and in no event later than 30 days of receipt. No interest will be paid on dividends pending reinvestment.

COSTS

21. Are there any expenses to participants in connection with purchases of Common Stock from the Company under the Plan?

        No. All costs of administration of the Plan, including the Administrator's fees and brokerage fees and commissions, are paid by the Company. However, administrative costs paid by the Company to the Administrator on behalf of a participant's account may be treated as additional dividend income to that participant (See Number 35 below).

REPORTS TO PARTICIPANTS

22.     How are participants advised of their purchases of stock?

        As soon as practicable after each purchase for his account, a participant receives a statement of account from the Administrator. These statements are a participant's continuing record of the cost of purchases and should be retained for tax purposes. In addition, participants will continue to receive copies of communications sent to stockholders, including the Company's annual and quarterly reports to stockholders, proxy statements and reports of taxable income required by the Internal Revenue Service. (See Number 34 below).

DIVIDENDS

23. Are participants credited with dividends on shares held in their accounts under the Plan?

        Yes. A participant's account is credited with dividends on full and fractional shares held in his account. The Administrator reinvests the dividends in additional shares of Common Stock.

CERTIFICATES FOR SHARES

24.     Are stock certificates issued for shares of Common Stock purchased?

        Unless requested by a participant, certificates for shares of Common Stock purchased under the Plan will not be issued. All shares purchased will be held by the Administrator or its nominee for the benefit of Plan participants. The number of shares purchased for each participant's account under the Plan will be shown on a statement of account. This feature protects against loss, theft or destruction of stock certificates.

        Certificates for any number of full shares credited to a participant's account under the Plan will be issued without charge upon the participant's written request. No certificates will be delivered for fractional shares. A participant may also make a blanket request that certificates for all full shares be issued to him at regular intervals although the Administrator reserves the right to suspend the policy of delivering certificates upon blanket instructions if such policy leads to a proliferation of certificates and becomes unduly burdensome.

        Unless withdrawn from participation in the Plan in accordance with the requirements for withdrawal set forth in the Plan, shares in a participant's account with the Administrator for which certificates are issued to the Participant will continue to be enrolled in the Plan but will no longer be credited to the Participant's account as shares held by the Administrator in the Plan.

        The shares held by the Administrator for the account of a participant under the Plan may not be pledged as collateral security for a loan or other obligation of a participant. A participant who wishes to pledge such shares must request that certificates for such shares be issued in the participant's name. Certificates representing fractional interests will not be issued under any circumstances.

25. In whose name are accounts maintained and certificates registered when issued?

        Accounts under the Plan are maintained in the names in which the certificates of participants were registered at the time they entered the Plan. Consequently, certificates for whole shares are similarly registered when issued.

        Upon written request, certificates also can be registered and issued in names other than the account name subject to compliance with any applicable laws and the payment by the participant of any applicable taxes, provided that the request meets the usual requirements of the Company for the recognition of a transfer of Common Stock of the Company.

TERMINATION OF PARTICIPATION OR WITHDRAWAL OF SHARES FROM THE PLAN

26. When may a participant discontinue participation with respect to some or all of his or her enrolled shares in the Plan?

        The Plan is entirely voluntary and a participant may discontinue his participation with respect to some or all of his or her enrolled shares at any time by giving written notification to the Administrator.

        If the request from a participant to discontinue his participation is received by the Administrator at least five days prior to the record date for a dividend, reinvestment of such participant's dividends will be terminated beginning with such dividend and such dividend and all subsequent dividends will be paid to him in cash. If the discontinuance request is received less than five days prior to the record date for a dividend, such dividend will be invested for the participant's account under the Plan and the discontinuance will be effected thereafter.

27. How may a participant withdraw shares purchased by the Administrator under the Plan?

        A participant for whom the Administrator has purchased shares of the Company's Common Stock under the Plan may withdraw all or a portion of such shares from his Plan account by notifying the Plan Administrator in writing to that effect and specifying in the notice the number of shares to be withdrawn. This notice should be mailed to:

              Registrar and Transfer Company
              10 Commerce Drive
              Cranford, N. J. 07016

        Certificates for whole shares of Common Stock so withdrawn will be registered in the name of and issued to the Participant. In no case will certificates representing fractional interests be issued. Any notice of withdrawal received less than five days prior to a dividend record date will not be effective until dividends paid for such record date have been reinvested and the shares credited to the participant's Plan account.

28. What happens to any fractional interest when a participant withdraws all shares from the Plan?

        In lieu of a certificate for any fractional interest, a participant will receive cash in an amount equal to the last average per share purchase price of Common Stock purchased for the Plan prior to the effective date of the withdrawal multiplied by the fractional interest. The amount of cash for any fractional interest together with certificates for whole shares will be mailed directly to the withdrawing participant by the Plan Administrator.

29. How may a participant transfer shares held in his account under the Plan?

        A participant who wishes to transfer his shares held in his account under the Plan must first withdraw those shares from the Plan, following the procedure set out in number 27 above. Upon receipt of certificates for such shares, the participant may transfer such shares as he or she would any other securities.

        Shares credited to the account of a participant may not be assigned or pledged. If a participant desires to assign or pledge the full shares credited to the participant's account, a request for those shares to be issued in the participant's name must be delivered to the Plan Administrator as discussed above.

30. May a participant terminate the reinvestment of dividends on shares registered in his name and still remain in the Plan?

        Yes. A participant who terminates the reinvestment of dividends paid on shares registered in his name may leave shares purchased by the Administrator for his account in his Plan account. Dividends paid on the shares left in the Plan continue to be automatically reinvested for such participant's account. A participant may not, however, make cash contributions to the Plan after terminating reinvestment of dividends.

31. What happens to a Participant's Shares in the Plan in the Event of Death or Legal Incompetency?

        Upon receipt by the Plan Administrator of notice of death or adjudication of incompetency of a participant, no further purchases of shares of Common Stock will be made for the account of such participant. The shares and any cash held by the Plan for the participant will be delivered to the appropriate designated person upon receipt of evidence satisfactory to the Administrator of the appointment of a legal representative and instructions from such representative regarding delivery.

OTHER INFORMATION

32. What happens when a participant sells or transfers the shares enrolled in the Plan?

        Upon receipt of written notice to the Administrator that shares of Common Stock enrolled in the Plan have been transferred of record, the Administrator will treat such transfer as discontinuation of participation in the Plan with respect to the shares transferred. However, the Administrator will continue to reinvest the dividends on the shares credited to the prior record holder's account under the Plan until such holder withdraws those shares from the Plan.

33. What happens if the Company issues a stock dividend or declares a stock split?

        Any shares of Common Stock distributed to shareholders by way of stock dividends, stock splits, combinations, recapitalizations and similar events with respect to enrolled shares will be distributed to the holders thereof. Such distributed shares will only participate in the plan if specifically enrolled therein. (See numbers 5, 6 and 8 above). Any Common Stock distributed with respect to shares held by the Administrator in Plan accounts will be retained in the Plan accounts unless withdrawn therefrom by the participant. Other non-cash property and non-cash dividends (other than Common Stock) with respect to both enrolled shares and shares held by the Administrator in Plan accounts will be distributed to participants.

34. How are a participant's shares held under the Plan voted at meetings of stockholders?

        All shares of Common Stock credited to a participant's account under the Plan will be voted as the participant directs. If on the record date for a meeting of shareholders there are shares credited to the participant's account under the Plan, the participant will be sent the proxy material for such meeting. The Administrator may elect not to forward proxy solicitation materials to any Participant whom the Administrator reasonably believes has received such materials from another source, provided that the Administrator informs such Participant that such materials will be promptly furnished upon request. When the participant returns in a timely fashion an executed proxy it will be voted in accordance with the instructions therein with respect to all shares credited to the participant. The Administrator shall tally all instructions regarding fractional shares and where the aggregate fractional votes are greater than one or more whole shares, the Administrator shall vote that number of whole shares in accordance with the instructions but any remaining fractional shares shall not be voted.

35. What are the federal income tax consequences of participation in the Plan?

        Dividends paid to the Administrator to be used to purchase shares of Common Stock are treated as cash dividends to the participant on the dividend payment date. The holding period for shares purchased by the Plan Administrator from cash received as dividends from the Company or from optional cash contributions from a participant begins on the day following the date such shares are purchased by the Administrator. The basis of such shares is the price paid for such shares.

        In addition, administrative costs, including commissions, paid by the Company to the Administrator on behalf of a participant's account may be treated as additional dividend income to that participant and, if so treated, are required to be reported by him as income for federal income tax purposes. If the participant itemizes deductions on his tax return, he may be allowed to deduct the amount of administrative costs he reports as additional dividend income. The statements of a participant's account furnished by the Administrator will identify any such costs that may be considered as dividend income.

        For a Plan participant who has not provided the Administrator with a proper tax identification number or who falls within certain other categories, federal income taxes equal to 20% of the dividends paid with respect to shares held in the Plan for such participant's account will be withheld by the Administrator. Accordingly, the amount applied to the purchase of shares of Common Stock for such a participant's account will be reduced by the amount of taxes withheld. Therefore, any participant who has not provided a tax identification number to the Administrator should do so immediately.

        A participant does not realize any taxable income when he receives certificates for whole shares credited to his account under the Plan. However, a participant who receives a cash adjustment for a fraction of a share credited to his account may realize a gain or loss with respect to such fraction. The amount of such gain or loss is the difference between the amount which the participant receives for his fraction of a share and his tax basis therefor.

        A participant should consult his tax advisor to determine the particular tax consequences that may result from participation in the Plan and the subsequent disposal of shares purchased pursuant to the Plan.

36. What are the responsibilities of the Company and the Administrator under the Plan?

        The Company and the Administrator in administering the Plan will not be liable for any act done in good faith or for the good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death prior to receipt of notice of such death in writing from an authorized representative, or with respect to the prices at which shares are purchased for the participant's account and the times when such purchases are made, or with respect to any loss or fluctuation in the market value after purchase of shares.

37.     Who bears the risk or market price fluctuations in the Common Stock?

        A participant's investment in shares acquired under the Plan is no different from an investment in directly held shares in this regard. The participant bears the risk of loss and realizes the benefits of any gain from market price changes with respect to all such shares held by him in the Plan or otherwise.

38.     May the Plan be changed or discontinued?

        The Plan may be amended, suspended, modified or terminated at any time without the approval of the participants. Notice of any such suspension or termination or material amendment or modification will be sent to all participants, who shall in all events have the right to withdraw from the Plan. Any question of interpretation arising under the Plan will be determined by the Company and any such interpretation will be final.

        The Company intends to use its best efforts to maintain the effectiveness of a registration statement filed with the Commission covering the offer and sale of shares of Common Stock under the Plan. However, the Company has no obligation to offer, issue or sell shares of its Common Stock to participants under the Plan if, at the time of the offer, issuance or sale, such a registration statement is for any reason not effective. Also, the Company may elect not to offer or sell its Common Stock under the Plan to participants residing in any jurisdiction or foreign country where, in the judgment of the Company, the burden or expense of compliance with applicable blue sky or securities laws makes such offer or sale there impracticable or inadvisable. In any of these circumstances, dividends will be paid, by check, in the usual manner directly to the stockholder.

                                 USE OF PROCEEDS

        The Company has no basis for estimating either the number of shares of Common Stock that will ultimately be purchased from it pursuant to the Plan or the prices at which such shares will be purchased. The proceeds from any such purchases will be used for general corporate purposes. The principal reason for the Plan is to permit shareholders to increase their ownership interest in the Company while permitting the Company to increase its capital.

                                  LEGAL MATTERS

        The legality of the shares of Common Stock to be offered pursuant to the Plan has been passed upon for the Company by Sinkler & Boyd, P.A., Columbia, South Carolina.

                                     EXPERTS

         The financial statements of the Company as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994, and 1993, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated by reference herein, have been audited by J. W. Hunt and Company, LLP, independent certified public accountants, whose report thereon is also incorporated by reference herein. Such financial statements are incorporated by reference in reliance upon the report of such independent accountants, given upon the authority of such firm as experts in accounting and auditing.

                                 INDEMNIFICATION

        Under South Carolina law, a corporation has the power to indemnify directors and officers who meet the standards of good faith and reasonable belief that their conduct was lawful and in the corporate interest (or not opposed thereto) set forth by statute. A corporation may also provide insurance for directors and officers against liability arising out of their positions even though the insurance coverage is broader than the power of the corporation to indemnify. Unless limited by its articles of incorporation, a corporation must indemnify a director or officer who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director against reasonable expenses incurred by him in connection with the proceeding. The Company's articles of incorporation do not limit such indemnification.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                                                                      APPENDIX I

                           COMMUNITY BANKSHARES, INC.
            DIVIDEND REINVESTMENT AND SHAREHOLDER STOCK PURCHASE PLAN

        Community   Bankshares,   Inc.,  a  South  Carolina   corporation   (the
"Company"),   hereby  establishes  the  following   Dividend   Reinvestment  and
Shareholder Stock Purchase Plan (the "Plan"):

                                     RECITAL

        The purpose of the Plan is to provide holders of the Common Stock, no par value ("Common Stock"), of the Company a convenient means of increasing their investment in the Company through regular reinvestment of cash dividends and investment of cash contributions in additional shares of Common Stock.

                                    ARTICLE 1

                                   Definitions

        The terms defined in this Article 1 shall, for all purposes of this Plan, have the following respective meanings:

        Account. The term "Account" shall mean, with respect to any Participant, the account maintained by the Administrator of the Plan reflecting the shares of Common Stock and cash held from time to time for such Participant by the Administrator.

        Administrator.   The  term  "Administrator"  shall  mean  Registrar  and
Transfer Company, or such other successor as may be designated from time to time by the Company.

        Covered Shares. The term "Covered Shares" shall mean such shares of Common Stock as are held of record by a Participant and are enrolled in the Plan.

        Dividend. The term "Dividend" shall mean a dividend, to the extent paid in cash, on shares of Common Stock.

        Dividend Payment Date. The term "Dividend Payment Date" shall mean a date on which a Dividend is paid.

        Dividend Record Date. The term "Dividend Record Date" shall mean a date fixed by the Board of Directors of the Company or by law for determining shareholders entitled to receive a Dividend.

        Fractional Share Account. The term "Fractional Share Account" shall mean such shares of Common Stock, fractions thereof and cash as may from time to time be held by the Administrator as agent for the Company and administered pursuant to Section 5.3 hereof.

        Investment Date. The term "Investment Date" shall mean the date on which the Administrator purchases any Plan Shares, which date shall in no event be later than thirty days after a Dividend Payment Date.

        Participant. The term "Participant" shall have the meaning as defined in
Section 2.1 hereof.

        Plan Purchase Price. The term "Plan Purchase Price" shall mean the price at which shares are purchased for the Plan by the Administrator as calculated pursuant to Section 3.2 below.

        Plan Shares. The term "Plan Shares" shall mean shares of Common Stock purchased by the Administrator pursuant to the terms of the Plan and held for the benefit of Participants by the Administrator.

                                    ARTICLE 2

                                  Participation

        SECTION 2.1. Election to Participate. Any holder of record of Common Stock may elect to participate in the Plan; provided, however, that the Company may exclude a holder from participation if, in the sole judgment of the Company, the cost of complying with laws or regulations necessary to permit such participation would be unduly burdensome to the Company. A stockholder who wishes to participate in the Plan may enroll all or only a portion of the shares of Common Stock owned of record by such stockholder. Beneficial owners of Common Stock whose shares are held for them in registered names other than their own, such as in the names of brokers, bank nominees or trustees, should, if they wish to participate in the Plan, either arrange for the holder of record to join the Plan or have the shares they wish to enroll for participation in the Plan transferred to their own names.

        An election to participate shall be made by completing and returning to the Administrator such documentation as the Company or the Administrator may from time to time require, prior to or at such time as the Company or the Administrator may from time to time require. A stockholder who has made and not revoked such election is herein referred to as a "Participant."

        SECTION 2.2.  Automatic  Dividend  Reinvestment.  Dividends  paid on all
Covered Shares owned by a Participant and on all Plan Shares held by the Administrator shall be reinvested, as and when paid, in additional shares (and/or fractional shares) of Common Stock to be credited to the Accounts of Participants.

        SECTION 2.3. Cash Contributions. A Participant may elect to contribute up to $3,000 annually to such Participant's Account and any such contributions shall be invested in shares of Common Stock to be credited to the Account of such Participant. Cash contributions will be subject to a $250 minimum annual contribution. Contributions shall be made by check and must be received by the Administrator not later than five nor earlier than 30 days prior to a Dividend Payment Date. Contributions received at any other time will be returned to the Participant. The Administrator may deposit and hold contributions received pending investment with Dividends; provided, however, the Administrator shall in no event hold any such contributions for more than 30 days prior to investment. No interest shall be paid on contributions held pending investment. A
Participant shall have the right to demand the return of any voluntary cash payment up to forty-eight hours before the monies are invested. Any such demand shall be made in writing to the Administrator.

                                    ARTICLE 3

                               Purchase of Shares

        SECTION 3.1. Investment. On each Investment Date, the Administrator shall, for the Account of each Participant, purchase shares (and/or fractions of shares) of Common Stock equal in number to the quotient of: (a) the sum of all Dividends paid on such Dividend Payment Date on all Covered Shares held by such Participant plus all Dividends paid on such Dividend Payment Date on all Plan Shares held for such Participant (and/or fractions thereof), plus the balance of any cash contributions credited to the Account of such Participant; divided by
(b) the Plan Purchase Price. The shares shall be issued to and registered in the name of the Administrator or its nominee, as agent for the Participant.

        SECTION 3.2. Purchase of Shares. Dividends and cash contributions credited to a Participant's Account will be commingled with the Dividends and cash contributions credited to all Accounts under the Plan and will be applied to the purchase of shares of Common Stock of the Company. The price at which the Administrator shall be deemed to have acquired shares for the Participant's Account shall be the average price of all shares purchased by it as agent for all Participants during the 30 days following the payment of a single

Dividend. The Administrator may purchase shares for the Plan in the open market at market price or directly from the Company. If the Administrator purchases newly issued shares directly from the Company, the Purchase Price at which the Plan Administrator shall acquire the shares shall be the average of the closing prices of the Company's Common Stock on the American Stock Exchange for the five business days immediately preceding the Investment Date ("Calculated Market Value"), as long as such price is not less than the book value per share of the Company's Common Stock as of the end of the month preceding the proposed purchase ("Book Value"). (Book Value per share shall be calculated by dividing the total equity accounts of the Company by the total outstanding shares of the Company's Common Stock). In the event the Calculated Market Value per share is less than the Book Value per share, the Company will not sell shares of the Company's Common Stock to the Plan. Notwithstanding the foregoing, the Company shall have no obligation to sell shares of Common Stock to the Administrator if the Board of Directors of the Company determines that it would not be in the best interest of the Company to do so.

        If an insufficient number of shares is available to meet the entire reinvestment demand at an Investment Date, shares shall be purchased first on a pro rata basis from reinvestment of cash dividends. If, after all cash dividends have been reinvested, any shares remain available for purchase, shares shall then be purchased, on a pro rata basis, from cash contributions. If no shares or an insufficient number of shares to meet demand are available for purchase under the terms of this Plan, the uninvested Dividends will be distributed to Participants no later than 30 days after the Dividend Payment Date, and any uninvested cash contributions will be returned no later than 30 days after receipt.

        SECTION 3.3. Exhaustion of Fractional Share Account. Prior to making a purchase of shares on an Investment Date pursuant to Section 3.1 and 3.2 hereof, the Administrator shall first purchase, on such date and at the Plan Purchase Price at which shares could be purchased from the Company hereunder determined as of such date, from the Fractional Share Account such number of whole shares, if any, as may be held in such account. To the extent made, such purchases from the Fractional Share Account shall substitute for purchases required by Section
3.1 and 3.2 hereof.

                                    ARTICLE 4

                              Treatment of Accounts

        SECTION 4.1. Revocation of Election. A Participant may at any time revoke an election to participate in the Plan made pursuant to Article 2 hereof, by notifying the Administrator in writing. Such revocation may be made with respect to all or only a portion of the Covered Shares. Any such notice to the Administrator received less than five days prior to a Dividend Record Date will not become effective until dividends paid on the Dividend Payment Date have been invested. Upon revocation of an election to participate in the Plan with respect to all or a portion of a Participant's Covered Shares, the Administrator will continue to reinvest the Dividends paid on Plan Shares held for the former Participant's Account unless such Plan Shares are withdrawn from the Plan pursuant to Section 4.2 hereof.

        SECTION 4.2. Right of Withdrawal. Any Participant may at any time or from time to time withdraw from the Plan all or a portion (other than fractions) of the shares of Common Stock credited to his Account, by written instruction to that effect to the Administrator. Any such notice of withdrawal received by the Plan Administrator less than five days prior to a Dividend Record Date will not become effective until dividends paid on the Dividend Payment Date have been invested. Upon such a withdrawal of shares from the Plan by a Participant, the Administrator shall promptly request the Company to deliver to the Administrator certificates representing whole shares of Common Stock requested by such Participant. The Administrator shall, upon receipt of such certificates, promptly cause to be delivered to such Participant (a) such certificates and (b) a cash payment for any fraction of a share credited to the Account of such Participant. Such fraction of a share, if any, shall be valued at an amount equal to the last average per share Plan Purchase Price of the Common

Stock purchased for the Plan by the Administrator prior to receipt by the Administrator of written notice of the Participant's withdrawal from the Plan.

        SECTION 4.3. Non-Cash Distributions With Respect to Common Stock. Shares of Common Stock distributed to shareholders by way of stock dividends, stock splits, combinations, recapitalizations and similar events affecting the Common Stock ("Distribution Shares") distributed with respect to Covered Shares shall be distributed to the holders thereof. Such Distribution Shares will not become Covered Shares unless specifically enrolled in the Plan. Distribution Shares which are whole shares distributed with respect to Plan Shares shall be retained in Participants' accounts and treated as Plan Shares unless withdrawn pursuant to Section 4.2 hereof. Distribution Shares which are fractional shares distributed with respect to Plan Shares shall be credited to Participants' Accounts on a pro rata basis. Other non-cash property and non-cash dividends (other than Common Stock) distributed with respect to either Covered Shares or Plan Shares shall be distributed to Participants.

        SECTION 4.4. Voting Rights and Proxy Materials. Participants shall have the right to direct all voting rights respecting Plan Shares credited to their respective Accounts. The Administrator shall promptly forward any proxy soliciting materials to the Participants together with appropriate forms and instructions to permit each Participant to direct the voting of the shares of Common Stock credited to his Account or to obtain a proxy for the whole shares of Common Stock credited to his Account. The Administrator may elect not to forward proxy solicitation materials to any Participant whom the Administrator reasonably believes has received such materials from another source, provided that the Administrator informs such Participant that such materials will be promptly furnished upon request. The Administrator shall vote the Plan Shares in accordance with the instructions received from Participants. The Administrator shall tally all instructions regarding fractional shares and where the aggregate fractional votes are greater than one or more whole shares, the Administrator shall vote that number of whole shares in accordance with the instructions but any remaining fractional shares shall not be voted. Notwithstanding the foregoing, the Administrator, in the absence of instructions from Participants, may vote or give a proxy respecting Plan Shares to the extent, but only to the extent, permitted by applicable law and the rules and regulations of any stock exchanges on which the Common Stock is then listed.

        SECTION 4.5. Notices. The Participant shall notify the Administrator promptly in writing of any change in address. Notices or statements from the Administrator to the Participant may be given or made by letter addressed to the Participant at his or her last address of record with the Administrator, and any such notice or statement shall be deemed given or made when received by the Participant or five days after mailing whichever occurs first.

        SECTION 4.6. Sale, Pledge, Hypothecation, Assignment or Transfer of Plan Shares. The Participant shall not sell, pledge, hypothecate, assign or transfer any Plan Shares held for his account in the Plan unless such Plan Shares are first withdrawn from the Participant's Account in the Plan, nor shall the Participant have any right to draw checks or drafts against his Plan account. The Administrator has no obligation to follow any instructions of the Participant with respect to the Plan Shares or any cash held in his Account except as expressly provided under the terms and provisions of this Plan.

        SECTION 4.7. Transfer of Covered Shares. Upon receipt of written notice to the Administrator that Covered Shares have been transferred of record by the holder thereof, the Administrator will treat such record transfer as revocation pursuant to Section 4.1 hereof of the election to participate in the Plan with respect to the Covered Shares transferred. Plan Shares held by the Administrator for the benefit of the former recordholder will continue to be credited to such former record holder's Plan Account unless withdrawn from the Plan pursuant to
Section 4.2 hereof.

                                    ARTICLE 5

                      Certificates and Fractions of Shares

        SECTION 5.1. Certificates. The Administrator may hold the Plan Shares of all Participants together in its name or in the name of its nominee. No certificates will be delivered to a Participant for Plan Shares except (i) upon written request, (ii) upon withdrawal of Plan Shares from the Account, or (iii) upon termination of the Account. A Participant may request issuance of certificates for any full shares credited to his Account at any time. A
Participant may also make a blanket request that all certificates for full shares be delivered to him at regular intervals, although the Administrator reserves the right to suspend the policy of delivering certificates upon blanket instructions if such policy leads to a proliferation of certificates and becomes unduly burdensome. No certificates will be delivered for fractional shares.
Unless withdrawn from participation in the Plan in accordance with the requirements for withdrawal set forth elsewhere herein, Plan Shares as to which certificates are issued to a Participant will become Covered Shares, but will no longer be Plan Shares.

        Accounts under the Plan will be maintained in the name in which the Participant's certificates are registered when the Participant enrolls in the Plan, and certificates for full shares will be similarly registered when issued to the Participants. Certificates will be issued and registered in names other than the account name, subject to compliance with applicable laws and payment by the Participant of any applicable fees and taxes, provided that the Participant makes a written request therefor in accordance with the usual requirements of the Company for the registration of a transfer of the Common Stock of the Company.

        SECTION 5.2. Fractions of Shares. Fractions of shares of Common Stock shall be credited to Accounts as provided in Article 3 hereof; provided, however, that no fraction of a share shall be distributed to any Participant upon withdrawal of Plan Shares from the Plan; and provided, further, that the Administrator shall purchase only whole shares of Common Stock hereunder.

        SECTION 5.3. Fractional Share Account. Concurrently, with the initial purchase to be made by the Administrator pursuant to this Plan, and as needed thereafter, the Company shall contribute to the Administrator, as agent for the Company, an amount of money equal to the Plan Purchase Price of one share of Common Stock. The Administrator shall immediately upon receipt thereof use such money to purchase from the Company one share of Common Stock to be held in the Fractional Share Account. In the event that the aggregate number of shares of Common Stock to be purchased by the Administrator on an Investment Date is a whole number plus a fraction, such fraction shall be purchased by the Administrator from the Fractional Share Account at the Plan Purchase Price on such date. In the event that, upon withdrawal of all Plan Shares from the Plan, the Account of a Participant is credited with a fraction of a share of Common Stock, such fraction shall be sold to the Fractional Share Account as provided in Section 3.3. The Company shall from time to time lend to the Administrator such amounts of money as may be necessary to fund such sales to the Fractional Share Account; provided, however, that the Company may at any time or from time to time direct the Administrator to distribute, and thereupon the Administrator shall distribute, to the Company such portion of the cash held in the Fractional Share Account as the Company may, in its discretion, deem to be in excess of the amount needed to fund the operations of the Fractional Share Account.

                                    ARTICLE 6

                               Concerning the Plan

        SECTION 6.1. Suspension, Modification and Termination. The Company may at any time, at its sole option, suspend, modify or terminate the Plan. Written notice of any such suspension, modification or termination shall be given to all Participants. Upon complete termination of the Plan, the Accounts of all Participants shall be treated as if each Participant had elected to withdraw entirely from the Plan.

        SECTION 6.2. Rules and Regulations. The Company may from time to time adopt such administrative rules and regulations concerning the Plan as it deems necessary or desirable for the administration of the Plan.

        SECTION 6.3. Costs. All costs of administration of the Plan and all brokerage fees incurred to purchase Common Stock in the market shall be paid by the Company.

        SECTION 6.4. Governing Law. This Plan, all authorizations and other documents executed pursuant hereto, and the Accounts of Participants maintained under this Plan shall be governed by and construed in accordance with the laws of the State of South Carolina.

                                    ARTICLE 7

                          Concerning the Administrator

        SECTION 7.1. Selection. The Administrator shall be appointed by the Company. The Administrator's appointment to serve as such may be revoked by the Company at any time. The Administrator may resign at any time upon not less than 20 days' written notice to the Company.

        SECTION 7.2. Compensation. The officers of the Company shall make such arrangements regarding compensation, reimbursement of expenses and indemnification of the Administrator as they from time to time deem reasonable and appropriate.

        SECTION 7.3. Records and Reports. The Administrator shall keep appropriate records concerning Accounts of Participants and shall send a statement of account to each Participant following each purchase of shares for the Account of such Participant.

        SECTION 7.4. Liability and Indemnification. Neither the Administrator nor its nominee(s) shall be liable hereunder for any act or omission to act by the Company or for any action taken in good faith or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of failure to terminate the Participant's Account upon the Participant's death prior to receipt of written notice of such death accompanied by documentation satisfactory to the Administrator; or (b) with respect to the prices at which Plan Shares are either purchased or sold for the Participant's Account or the timing of, or terms on which, such purchases or sales are made; or (c) for the market value or fluctuations in market value after purchase of Plan Shares credited to the Participant's Account. The Company further agrees to indemnify and hold harmless the Administrator and its nominee(s) from all taxes, charges, expenses, assessments, claims and liabilities, and any cost incident thereto, arising under federal or state law from the Administrator's or the Company's acts or omissions to act in connection with this Plan; provided that neither the Administrator nor its nominee(s) shall be indemnified against any liabilities or costs incident thereto arising out of the Administrator's or its nominee's own negligence, willful misfeasance, bad faith, gross negligence or reckless disregard of its duty under this Plan.

        SECTION 7.5. Timing of Purchases. It is understood that all purchases of Common Stock pursuant to the Plan will be made by the Administrator as the agent of the Participant and that neither the Company nor any of its affiliates shall have any authority or power to direct the time and price at which securities may be purchased pursuant to the Plan, the amount of securities to be purchased, or to direct the selection of any broker or dealer through whom purchases are to be made.

                                    ARTICLE 8

                                   Tax Matters

        It is understood that the automatic reinvestment of dividends does not relieve the Participant of any income tax which may be payable on such dividends. The Administrator will comply with all applicable Internal Revenue Service requirements concerning the filing of information returns for Dividends credited to each Account under the Plan and such information will be provided to the Participants by a duplicate of that form or in a final statement of account for each calendar year. With respect to foreign Participants whose dividends are subject to United States income tax withholding, the Administrator will comply with all applicable Internal Revenue Service requirements concerning the amount of tax to be withheld, which will be deducted from the Dividends prior to investment.

DATED DECEMBER 16, 1996.

                                                                     APPENDIX II
                               AUTHORIZATION FORM
                                                         -----------------------
                                                            (Taxpayer ID No.)

        TO:   COMMUNITY BANKSHARES, INC. AND
              REGISTRAR AND TRANSFER COMPANY
              AS PLAN ADMINISTRATOR, OR
              ITS DULY APPOINTED SUCCESSOR:

In order to reinvest all or some portion of my cash dividends on shares of Community Bankshares, Inc. Common Stock ("Common Stock") in additional shares of Common Stock, I hereby authorize and direct Community Bankshares, Inc. (the "Company") to pay to Registrar and Transfer Company (the "Plan Administrator") for my account cash dividends payable to me on Common Stock of the Company registered in my name and enrolled in the Community Bankshares, Inc. Dividend Reinvestment Plan (the "Plan"), as follows:

[ ]     Full Dividend Reinvestment.   I want to reinvest dividends on all shares
        registered in my name or held for me in the Plan by the Plan Administrator.

[ ]     Partial  Dividend  Reinvestment.  I want to reinvest  dividends  on only
        _____________ shares registered in my name. I understand that dividends on all shares held for me in the Plan by the Plan Administrator will be reinvested.

 [ ] Optional Cash Payments. I wish to make an optional cash payment to my plan account.

        AMOUNT ENCLOSED  $___________________________
                           (Check must be included)

In order to facilitate the recordkeeping required by the Plan, a shareholder wishing to enroll only a portion of the shares of Common Stock owned will be required to have separate certificates issued with respect to enrolled shares and non-enrolled shares.

I hereby appoint the Plan Administrator, or its duly appointed successor, as my agent subject to the terms and conditions set forth in the Plan (a copy of which I have received and read). I hereby authorize it, (i) to retain for credit to my account any cash dividends and any shares of Common Stock of the Company distributed as a non-cash dividend or otherwise on the shares of Common Stock purchased pursuant to the Plan ("Plan Shares") and credited to my account, and to distribute to me any other non-cash property paid on such Plan Shares; and
(ii) to take all acts necessary to apply cash dividends payable on shares of Common Stock of the Company registered in my name and enrolled in the Plan, cash dividends payable on Plan Shares, and any cash contributed by me pursuant to the terms of the Plan to the purchase of full and fractional shares of Common Stock of the Company in accordance with the terms and conditions of the Plan.

In the event that the certificates representing shares purchased by me are held by the Plan Administrator or its nominee, I hereby authorize the Plan
Administrator or its nominee to merge such certificates into one or more certificates of larger denominations.

This authorization and appointment is given with the understanding that I may terminate it with respect to some or all of the shares of Common Stock of the Company registered in my name at any time by notifying the Plan Administrator in writing at least five days before the record date of any dividend payment.

                                        ________________________________________

                                        ________________________________________

                                        PLEASE  SIGN  EXACTLY  AS  YOUR  NAME(S)
                                        APPEARS ON YOUR STOCK CERTIFICATE.  THIS
                                        AUTHORIZATION  IS INVALID  UNLESS SIGNED
                                        BY ALL  PERSONS  WHOSE  NAMES  APPEAR ON
                                        YOUR STOCK CERTIFICATE.
Date:___________________

PLEASE MAIL THIS FORM TO: REGISTRAR AND TRANSFER COMPANY, 10 COMMERCE DRIVE, CRANFORD, NJ 07016.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.          Other Expenses of Issuance and Distribution

       The expenses of this offering are estimated to be as follows:

          SEC Registration Fee........................................$ 1,241.38
         *Printing and Distribution...................................  2,200.00
         *Accounting Fees and Expenses................................  1,000.00
         *Legal Fees and Expenses..................................... 12,000.00
         *Blue Sky Fees...............................................  1,000.00
         *Miscellaneous...............................................    500.00
                  *Total..............................................$17,941.38
             *Estimated

Item 15. Indemnification of Directors and Officers

         Section 33-8-500 through -580 of the South Carolina Business Corporation Act, as amended, provides broad authority for indemnification of directors and officers, which may include liability under the Securities Act of 1933, as amended (the "Securities Act").

Item 16. Exhibits and Financial Statement Schedules

4.1            -      Dividend Reinvestment and  Shareholder Stock Purchase Plan
                      (included as Appendix I to the Prospectus)
4.2            -      Articles of Incorporation and Bylaws of Registrant
5              -      Opinion of Sinkler & Boyd, P.A.
23.1           -      Consent of Sinkler & Boyd, P.A. (included in Exhibit 5).
23.2           -      Consent of J. W. Hunt and Company, LLP
24             -      Power of Attorney

Item 17.  Undertakings

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "Act"), each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; (i) To include any prospectus required by Section 10(a)(3) of the Act; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Orangeburg, State of South Carolina on December 18, 1996.

                                              COMMUNITY BANKSHARES, INC.

                                                  Hugo S. Sims, Jr.
                                             *By:_______________________________
                                                  Hugo S. Sims, Jr.
                                                  Principal Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                             Title

 *s/E. J. Ayers, Jr.                  Director
------------------------------
(E. J. Ayers, Jr.)

*s/Avis J. Bynum                      Director
------------------------------
(Alvis J. Bynum)

*s/Martha Rose C. Carson              Director
------------------------------
(Martha Rose C. Carson)

*s/Anna O. Dantzler                   Director
------------------------------
(Anna O. Dantzler)

*s/J. M. Guthrie                      Director
------------------------------
(J. M. Guthrie)

*s/Phil P. Leventis                   Director
------------------------------
(Phil P. Leventis)

*s/William H. Nock, III               Director
------------------------------
(William H. Nock, III)

*s/Samuel F. Reid, Jr.                Director
------------------------------
(Samuel F. Reid, Jr.)

*s/Hugo S. Sims, Jr.                  Chief Executive Officer
------------------------------
(Hugo S. Sims, Jr.)                   and Director

s/William W. Traynham                Chief Financial Officer,
------------------------------        Principal Accounting
(William W. Traynham)                 Officer, President and
                                      Director

                                      Director
------------------------------
(J. Otto Warren)

*s/Michael A. Wolfe                   Director
------------------------------
(Michael A. Wolfe)

*s/Russell S. Wolfe, II               Director
------------------------------
(Russell S. Wolfe, II)

*By:/s/William W. Traynham
------------------------------
      Attorney in Fact
                                       26

                                  Exhibit Index

Exhibit No.           Exhibits and Financial Statement Schedules

4.1            -      Dividend Reinvestment and Shareholder Stock Purchase Plan
                      (Incorporated by reference to Appendix I to Prospectus).
4.2            -      Articles of Incorporation and Bylaws of Registrant
5              -      Opinion of Sinkler & Boyd, P.A.
23.1           -      Consent of Sinkler & Boyd, P.A. (included in Exhibit 5).
23.2           -      Consent of J. W. Hunt and Company, LLP
24             -      Power of Attorney


                                       27